Exhibit 99.1

                         For release on January 22, 2004

Contacts:
---------
Robert W. DeCook, CEO
       or
Vicki Hladik, CFO
(641)673-8328

                 Horizon Financial Services Corporation Reports
                      Second Quarter of Fiscal 2004 Results


Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $320,000 or $0.41 per share, fully diluted, for the quarter ended December 31, 2003, compared to $323,000 or $0.42 per share, fully diluted, for the quarter ended December 31, 2002, a very slight $3,000 decrease. The decrease in net earnings for the quarter is primarily attributable to increased total non-interest expense of $157,000. The increase in non-interest expense was attributable primarily to increases in compensation and in office property and equipment during the period. The increase in non-interest expense was partially offset by an increase in non-interest income of $46,600 and an increase in net interest income prior to provisions for losses on loans of $100,000.

The Company also reported results for the first six months of its fiscal year ending June 30, 2004. The Company reported net earnings of $676,000 or $0.88 per share, fully diluted, for the six months ended December 31, 2003, compared to net earnings of $523,000 or $0.68 per share, fully diluted, for the six months ended December 31, 2002, an increase of $153,000. The increase in income for the first six months is primarily attributable to a $162,000 impairment loss on an equity security in the first quarter of the 2003 fiscal year. Net interest income, prior to provisions for losses on loans, increased $166,000 to $2.0 million from $1.9 million for the six months ended December 31, 2003 as compared to the six months ended December 31, 2002, largely as a result of reduced interest paid on deposits. As with the second fiscal quarter just ended, the decrease in interest expense and the smaller decrease in interest earned were attributable primarily to decreases in rates. Provision for loan losses decreased $18,000 to $120,000 for the six months compared to $138,000 for the year ended December 31, 2002. This level of provision could continue for several quarters since an economic recovery is beginning in the area, but taking effect slowly. Non-interest income increased $328,000 to $546,000 for the six months ended December 31, 2003, as compared to $218,000 for the fiscal period ended December 31, 2002, as a result of not incurring the $162,000 securities impairment and a $132,000 increase in gains on sale of securities. Non-interest expense increased $273,000 during the first six months to $1.4 million from $1.2 million, again the result of increased expense for compensation and office property and equipment. "I am very pleased that income for the first six months remained very strong and sufficient to produce an annualized 12.6 percent return on equity," stated Robert W. DeCook, Chief Executive Officer.



At December 31, 2003, Horizon Financial Services Corporation had assets of $93.1 million and stockholders' equity of $11.0 million, or $14.28 per share of common stock compared to assets of $91.3 million and stockholders' equity of $10.4 million, or $13.95 per share at June 30, 2003. Horizon Financial Services
Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa and a new loan production office in Polk County Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking  statements,"  including statements  contained in the Company's  filings with the Securities and Exchange
Commission  (the  "SEC"),   in  its  reports  to   shareholders   and  in  other
communications  by the Company,  which are made in good faith by the Company and the Banks  pursuant to the "safe harbor"  provisions  of the Private  Securities
Litigation Reform Act of 1995.

These  forward-looking   statements  include  statements  with  respect  to  the
Company's beliefs, expectations,  estimates, and intentions, that are subject to significant risks and uncertainties,  and are subject to change based on various factors  (some of which are  beyond  the  Company's  control).  Those  risks and
uncertainties  could  cause  the  Company's  financial   performance  to  differ
materially from the expectations,  estimates,  and intentions  expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation,  to update any forward-looking  statement,  whether written or oral, that may be made from time to time by or on behalf of the Company.



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

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

------------------------------------------------------------------------------------
                                                          December 31,    June 30,
                                                             2003          2003
                                                             ----          ----
       Assets                                             (Unaudited)
       ------

Cash and cash equivalents                                 $3,993,470     $ 5,303,912
Securities available-for-sale                             15,402,363      17,176,190
Loans receivable, net                                     69,808,966      65,006,810
Real estate                                                  390,676         638,658
Stock in Federal Home Loan Bank, at cost                     376,400         509,200
Office property and equipment, net                         2,323,665       1,971,871
Accrued interest receivable                                  556,805         567,301
Deferred tax asset                                           144,125          60,000
Accrued income tax receivable                                  - - -          42,282
Prepaid expenses and other assets                             99,557          46,109
                                                         -----------     -----------
Total assets                                             $93,096,027     $91,322,333
                                                         ===========     ===========



Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                  $76,671,184    $74,422,752
Advances from Federal Home Loan Bank                        4,907,500      5,545,115
Advance payments by borrowers for taxes and insurance         133,036        347,265
Accrued income taxes payable                                   72,522         - - -
Accrued expenses and other liabilities                        291.582        563,151
                                                          -----------    -----------
Total liabilities                                          82,075,824     80,878,283
                                                          -----------    -----------
 Stockholders' equity
 --------------------
 Preferred stock, $.01 par value, authorized 250,000
      shares, none issued                                      - - -          - - -
 Common stock, $.01 par value, authorized 1,500,000
      shares, 1,046,198 issued                                 10,462         10,462
 Additional paid-in capital                                 5,025,598      5,025,598
 Retained earnings, substantially restricted                8,075,296      7,498,305
 Treasury stock, at cost, (274,627 and 297,267 shares
      at December 31, 2003 and June 30, 2003,
      respectively)                                        (2,097,798)    (2,237,884)

 Accumulated other comprehensive gain - net
   unrealized gain on securities available-for-sale             6,645        147,569
                                                          -----------    -----------
               Total stockholders' equity                  11,020,203     10,444,050
                                                          -----------    -----------
Total liabilities and stockholders' equity                $93,096,027    $91,322,333
                                                          ===========    ===========

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

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                      Consolidated Statements of Operations

                                                            Three Months Ended                Six Months Ended
                                                               December 31,                      December 31,
                                                             2003         2002              2003           2002
                                                             -----        -----            -----           -----
                                                                 (Unaudited)                       (Unaudited)
Interest income:
  Loans                                                   $ 1,262,862    $ 1,293,927    $ 2,527,641    $ 2,619,033
  Investment securities available-for-sale                    163,764        149,050        315,310        284,116
  Other interest income                                         6,868         21,594         12,988         44,483
                                                          -----------    -----------    -----------    -----------

Total interest income                                       1,433,494      1,464,571      2,855,939      2,947,632
                                                          -----------    -----------    -----------    -----------

Interest expense:
  Deposits                                                    331,835        458,527        680,773        937,306
  Federal Home Loan Bank advances                              68,737         73,034        142,983        144,178
                                                          -----------    -----------    -----------    -----------

Total interest expense                                        400,572        531,561        823,756      1,081,484
                                                          -----------    -----------    -----------    -----------

Net interest income                                         1,032,922        933,010      2,032,183      1,866,148

Provision for losses on loans                                  60,000         57,500        120,000        138,300
                                                          -----------    -----------    -----------    -----------

Net interest income after provision for
  losses on loans                                             972,922        875,510      1,912,183      1,727,848
                                                          ------------   -----------    -----------    -----------

Non-interest income:
  Fees, commissions and service charges                       184,713        149,547        363,458        310,808
  Gain (loss) on sale of securities, net                       44,045         (2,363)       144,946         12,621
  Gain on sale of mortgage loans                                8,484         24,525         37,512         37,161
  Impairment loss on equity securities                          - - -          - - -          - - -       (161,662)
  Other                                                         - - -         18,972          - - -         18,972
                                                          -----------    -----------    -----------    -----------
Total non-interest income                                     237,243        190,681        545,917        217,900
                                                          -----------    -----------    -----------    -----------
Non-interest expense:
  Compensation, payroll taxes and employee benefits           389,823        323,022        781,600        657,122
  Advertising                                                  30,776         19,523         66,219         35,083
  Office property and equipment                               123,324         92,526        246,089        175,148
  Federal insurance premiums and special assessments            2,815          3,067          5,864          6,193
  Data processing services                                     52,225         50,294        102,125        105,787
  Other real estate                                            25,238         (2,841)        49,701          9,582
  Other                                                       109,359         90,757        185,442        174,697
                                                          -----------    -----------    -----------    -----------
Total non-interest expense                                    733,559        576,348      1,437,039      1,163,612
                                                          -----------    -----------    -----------    -----------

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


Earnings before taxes                                         476,605        489,843      1,021,060        782,136

Taxes                                                         156,750        166,400        345,200        259,400
                                                          -----------    -----------    -----------    -----------
Net earnings                                              $   319,855    $   323,443    $   675,860    $   522,736
                                                          ===========    ===========    ===========    ===========

Earnings per common share -
       Basic                                              $      0.42    $      0.43    $      0.89    $      0.69
       Diluted                                            $      0.41    $      0.42    $      0.88    $      0.68
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